Exhibit 99.1

McKESSON REPORTS FISCAL 2012 FOURTH-QUARTER

AND FULL-YEAR RESULTS

•	Revenues of $31.7 billion for the fourth quarter and $122.7 billion for the full year.
•	Fourth-quarter GAAP earnings per diluted share of $2.09. Full-year GAAP earnings per diluted share from continuing operations of $5.59, up 30% year-over-year.
•	Fourth-quarter Adjusted Earnings per diluted share of $2.09. Full-year Adjusted Earnings per diluted share of $6.38, up 20% year-over-year.
•	Fiscal 2012 cash flow from operations of $2.9 billion.
•	Board of Directors authorized an additional $700 million share repurchase program.
•	Fiscal 2013 Outlook: Adjusted Earnings per diluted share of $7.05 to $7.35.

SAN FRANCISCO, April 30, 2012 – McKesson Corporation (NYSE: MCK) today reported that revenues for the fourth quarter ended March 31, 2012 were $31.7 billion, up 10% compared to $28.9 billion a year ago. On the basis of U.S. generally accepted accounting principles (“GAAP”), fourth-quarter earnings per diluted share was $2.09 compared to $1.62 a year ago.

For the fiscal year, McKesson had revenues of $122.7 billion compared to $112.1 billion a year ago. Full-year GAAP earnings per diluted share from continuing operations was $5.59 compared to $4.29 in the prior year.

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition-related expenses, and certain litigation reserve adjustments. A reconciliation of McKesson’s financial results determined in accordance with GAAP to Adjusted Earnings is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

Fourth-quarter Adjusted Earnings per diluted share was $2.09, up 17% compared to $1.78 a year ago. Full-year Adjusted Earnings per diluted share was $6.38, up 20% compared to $5.31 in the prior year.

“I am pleased with our fourth-quarter results led by solid execution in our Distribution Solutions businesses. For the full year, we had strong growth in both earnings and cash flow driven by our portfolio of solutions across healthcare,” said John H. Hammergren, chairman and chief executive officer.

During the fourth quarter, McKesson completed the acquisition of the independent banner and franchise businesses of Katz Group Canada Inc. for $919 million. Also during the fourth quarter, McKesson entered into an accelerated share repurchase agreement to buy $1.2 billion of its common stock.

For the year, McKesson generated cash from operations of $2.9 billion, and ended the year with cash and cash equivalents of $3.1 billion and a gross debt-to-capital ratio of 36.8%. During the year, McKesson repurchased $1.9 billion of common stock, spent $1.2 billion on acquisitions, paid $195 million in dividends, and had internal capital spending of $403 million.

At its most recent meeting, the Board of Directors authorized the repurchase of up to an additional $700 million of common stock, bringing the current total authorization to $1 billion.

“Our strong balance sheet and cash flow continue to provide us with opportunities to deploy capital to create value for our shareholders,” Hammergren commented. “Our acquisition of the Katz Group assets in our fiscal fourth quarter represents our largest international acquisition to date. The acquisition leverages the existing scale of our Canadian banner business and demonstrates our ongoing commitment to the health of the independent pharmacy. In addition, our continued strong cash flow allowed us to execute another accelerated share repurchase program in the fourth quarter. We plan to continue our portfolio approach to capital deployment with a mix of acquisitions, share repurchases, dividends, and internal investments.”

Segment Results

Distribution Solutions revenues were up 10% for the fourth quarter and 10% for the full year. U.S. pharmaceutical distribution revenues were up 10% for the fourth quarter, primarily reflecting new business with existing customers and market growth. For the full year, U.S. pharmaceutical distribution revenues also increased 10%, primarily reflecting market growth and the US Oncology acquisition.

Canadian revenues, on a constant currency basis, were up 13% for the fourth quarter primarily due to five additional sales days and market growth. Including the unfavorable currency impact of 1%, Canadian revenues increased 12% for the fourth quarter. For the full year, Canadian revenues grew 3% on a constant currency basis. Including the favorable currency impact of 2%, Canadian revenues grew 5% for the full year.

Medical-Surgical distribution and services revenues were up 8% for the fourth quarter and 8% for the full year, primarily driven by market growth and new customers.

In the fourth quarter, Distribution Solutions GAAP operating profit was $757 million and GAAP operating margin was 2.45%. Fourth-quarter adjusted operating profit was $792 million and the adjusted operating margin was 2.57%. For the full year, GAAP operating profit was $2.2 billion and GAAP operating margin was 1.86%. Full-year adjusted operating profit was $2.5 billion and the adjusted operating margin was 2.10%.

“Distribution Solutions had another excellent year with strong performance across the segment. Our U.S. pharmaceutical distribution business, in particular, continues to leverage its scale and comprehensive value proposition to deliver un-matched solutions to our customers. We were proud to have once again been selected by the Department of Veterans Affairs (VA) as its prime pharmaceutical supplier serving our nation’s veterans. We look forward to continuing to provide excellent service and value, and to meeting the VA’s growing needs over time,” said Hammergren.

In Technology Solutions, revenues were down 2% for the fourth quarter and up 4% for the full year. GAAP operating profit was $87 million for the fourth quarter and GAAP operating margin was 10.12%. Adjusted operating profit was $106 million for the fourth quarter and adjusted operating margin was 12.33%. For the full year, GAAP operating profit was $364 million and GAAP operating margin was 11.00%. Full-year adjusted operating profit was $440 million and the adjusted operating margin was 13.29%.

“I am pleased to see our Technology Solutions businesses working closely with our customers as they prepare for the requirements of Meaningful Use in the evolving landscape of healthcare IT regulation. As always, our top priority remains listening to our customers and providing solutions to help address their financial, clinical and integration requirements. We also continue to invest in our broad solution set for our payer, pharmacy and physician customers, and we continue to benefit from the stable and recurring nature of these revenue streams. We are committed to helping customers use IT strategically to enable better business, better care and better connectivity,” Hammergren said.

Fiscal Year 2013 Outlook

“We are pleased to provide Fiscal 2013 guidance that once again is expected to result in double-digit Adjusted Earnings per diluted share growth. McKesson expects Adjusted Earnings per diluted share between $7.05 and $7.35 for the fiscal year ending March 31, 2013,” Hammergren concluded.

Key Assumptions for Fiscal Year 2013 Outlook

The Fiscal 2013 outlook is based on the following key assumptions and is also subject to the Risk Factors outlined below.

•	Distribution Solutions revenue growth is expected to be at market rates, adjusted for our mix of business.
•

Branded and generic price trends in Fiscal 2013 are expected to be similar to those we experienced in Fiscal 2012. We expect strong growth in the contribution to profit from oral generic pharmaceuticals, but we expect profits from specialty generics will decline year-over-year.

•	Technology Solutions revenue growth should approximate the level of growth experienced in Fiscal 2012.

•	The guidance range assumes a full-year adjusted tax rate of 31%, which may vary from quarter to quarter.

•	Property acquisitions and capitalized software expenditures should be between $425 million and $475 million.

•	Cash flow from operations is expected to be between $2.0 and $2.5 billion.

•	Weighted average diluted shares used in the calculation of earnings are expected to be approximately 239 million for the year.

•	Based on acquisitions closed as of March 31, 2012:

o	We expect amortization of acquisition-related intangible assets of approximately 52 cents per diluted share.

o	We expect acquisition-related expenses of two cents per diluted share.

•

The Fiscal 2013 guidance range does not include any potential litigation reserve adjustments, or the impact of any potential new acquisitions, divestitures, impairments, or material restructuring or integration-related actions.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: material adverse resolution of pending legal proceedings; changes in the U.S. healthcare industry and regulatory environment; changes in the Canadian healthcare industry and regulatory environment; competition; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; implementation delay, malfunction, failure or breach of internal information systems; the adequacy of insurance to cover property loss or liability claims; the company’s failure to attract and retain customers for its software products and solutions due to integration and implementation challenges, or due to an inability to keep pace with technological advances; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products and solutions to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; the delay or extension of our sales or implementation cycles for external software products; changes in circumstances that could impair our goodwill or intangible assets; foreign currency fluctuations or disruptions to our foreign operations; new or revised tax legislation or challenges to our tax positions; the company’s ability to successfully identify, consummate and integrate strategic acquisitions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; and changes in accounting principles generally accepted in the United States of America. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

The company has scheduled a conference call for 5 PM ET. The dial-in number for individuals wishing to participate on the call is 719-234-7317. Erin Lampert, vice president, Investor Relations, is the leader of the call, and the password to join the call is ‘McKesson’. A replay of this conference call will be available for five calendar days. The dial-in number for individuals wishing to listen to the replay is 888-203-1112 and the passcode is 7490206. A webcast of the conference call will also be available live and archived on the company’s Investor Relations website at www.mckesson.com/investors.

Shareholders are encouraged to review SEC filings and more information about McKesson, which are located on the company’s website.

About McKesson

McKesson Corporation, currently ranked 15th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. We partner with payers, hospitals, physician offices, pharmacies, pharmaceutical companies and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit http://www.mckesson.com.

###

Contact:

Erin Lampert, 415-983-8391 (Investors and Financial Media)

Erin.Lampert@McKesson.com

Kris Fortner, 415-983-8352 (General and Business Media)

Kris.Fortner@McKesson.com

Schedule 1

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(unaudited)

(in millions, except per share amounts)

	Quarter Ended March 31,			Year Ended March 31,
	2012	2011	Change	2012	2011	Change

Revenues	$31,699	$28,853	10%	$122,734	$112,084	10%

Cost of sales (1) (2)	29,854	27,102	10	116,167	106,114	9

Gross profit	1,845	1,751	5	6,567	5,970	10

Operating expenses (1)	1,134	1,128	1	4,269	3,936	8
Litigation charges (3)	4	—	—	149	213	(30)

Total operating expenses	1,138	1,128	1	4,418	4,149	6

Operating income	707	623	13	2,149	1,821	18

Other income (expense), net	9	17	(47)	21	36	(42)
Interest expense	(59)	(82)	(28)	(251)	(222)	13

Income from continuing operations before income taxes	657	558	18	1,919	1,635	17

Income tax expense	(136)	(136)	—	(516)	(505)	2

Income from continuing operations	521	422	23	1,403	1,130	24

Discontinued operation - gain on sale, net of tax (4)	—	—	—	—	72	—

Net income	$521	$422	23	$1,403	$1,202	17

Earnings per common share (5)
Diluted
Continuing operations	$2.09	$1.62	29%	$5.59	$4.29	30%
Discontinued operation - gain on sale	—	—	—	—	0.28	—

Total	$2.09	$1.62	29	$5.59	$4.57	22

Basic
Continuing operations	$2.14	$1.65	30%	$5.70	$4.37	30%
Discontinued operation - gain on sale	—	—	—	—	0.28	—

Total	$2.14	$1.65	30	$5.70	$4.65	23

Shares on which earnings per common share were based
Diluted	249	260	(4)%	251	263	(5)%
Basic	244	255	(4)	246	258	(5)

(1)	Technology Solutions segment results for the fourth quarter and fiscal year 2012 include charges of $9 million and $51 million for a product alignment plan, of which $5 million and $31 million were included in cost of sales and $4 million and $20 million were included in operating expenses.

(2)	Cost of sales for fiscal year 2011 includes an asset impairment charge of $72 million in our Technology Solutions segment for capitalized software held for sale and a credit of $51 million in our Distribution Solutions segment representing our share of a settlement of an antitrust class action lawsuit brought against a drug manufacturer.

(3)	Represent charges for the Average Wholesale Price (“AWP”) litigation.

(4)	In fiscal year 2011 we sold a Technology Solutions business for $109 million of net sales proceeds. The after-tax gain on sale of $72 million has been recorded as a discontinued operation. Financial operating results for this business were immaterial.

(5)	Certain computations may reflect rounding adjustments.

Schedule 2A

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Quarter Ended March 31, 2012					Change Vs. Prior Quarter
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses	Litigation Reserve Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)

Revenues	$31,699	$—	$—	$—	$31,699	10%	10%

Gross profit	$1,845	$4	$—	$—	$1,849	5	5
Operating expenses	(1,138)	40	5	4	(1,089)	1	2
Other income (expense), net	9	—	—	—	9	(47)	800
Interest expense	(59)	—	—	—	(59)	(28)	(12)

Income from continuing operations before income taxes	657	44	5	4	710	18	14
Income tax expense (1)	(136)	(16)	(2)	(36)	(190)	—	18

Income from continuing operations	$521	$28	$3	$(32)	$520	23	12

Diluted earnings per common share from continuing operations (2)	$2.09	$0.11	$0.02	$(0.13)	$2.09	29%	17%

Diluted weighted average shares	249	249	249	249	249	(4)%	(4)%

	Quarter Ended March 31, 2011
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses	Litigation Reserve Adjustments	Adjusted Earnings (Non-GAAP)

Revenues	$28,853	$—	$—	$—	$28,853

Gross profit	$1,751	$4	$—	$—	$1,755
Operating expenses	(1,128)	44	19	—	(1,065)
Other income (expense), net	17	—	(16)	—	1
Interest expense	(82)	—	15	—	(67)

Income from continuing operations before income taxes	558	48	18	—	624
Income tax expense	(136)	(18)	(7)	—	(161)

Income from continuing operations	$422	$30	$11	$—	$463

Diluted earnings per common share from continuing operations (2)	$1.62	$0.12	$0.04	$—	$1.78

Diluted weighted average shares	260	260	260	—	260

(1)	Litigation reserve adjustments includes a $34 million credit to income tax expense as a result of a reversal of an income tax reserve.
(2)	Certain computations may reflect rounding adjustments.

Adjusted Earnings (Non-GAAP) Financial Information

Adjusted Earnings represents income from continuing operations, excluding the effects of the following items from the Company’s GAAP financial results, including the related income tax effects:

Amortization of acquisition-related intangibles - Amortization expense of acquired intangible assets purchased in connection with acquisitions by the Company.

Acquisition-related expenses - Transaction and integration expenses that are directly related to acquisitions by the Company. Examples include transaction closing costs, professional service fees, restructuring or severance charges, retention payments, employee relocation expenses, facility or other exit-related expenses, recoveries of acquisition-related expenses or post-closing expenses, or bridge loan fees.

Litigation reserve adjustments - Adjustments to the Company’s reserves, including accrued interest, for estimated probable losses for its Average Wholesale Price and Securities Litigation matters, as such terms were defined in the Company’s Annual Reports on Form 10-K for the fiscal years ended March 31, 2011 and 2009.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification 740, “Income Taxes,” which is the same accounting principles used by the Company when presenting its GAAP financial results.

The Company believes the presentation of non-GAAP measures such as Adjusted Earnings provides useful supplemental information to investors with regard to its core operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Adjusted Earnings assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s Adjusted Earnings measure may be defined and calculated differently by other companies in the same industry.

The Company internally uses non-GAAP financial measures such as Adjusted Earnings in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. Nonetheless, non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.

Schedule 2B

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

						Change
	Year Ended March 31, 2012					Vs. Prior Period
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses	Litigation Reserve Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)

Revenues	$122,734	$—	$—	$—	$122,734	10%	10%

Gross profit	$6,567	$20	$—	$—	$6,587	10	10
Operating expenses	(4,418)	171	31	149	(4,067)	6	8
Other income, net	21	—	—	—	21	(42)	5
Interest expense	(251)	—	—	—	(251)	13	27

Income from continuing operations before income taxes	1,919	191	31	149	2,290	17	13
Income tax expense (1)	(516)	(72)	(11)	(89)	(688)	2	8

Income from continuing operations	$1,403	$119	$20	$60	$1,602	24	15

Diluted earnings per common share from continuing operations (2)	$5.59	$0.47	$0.08	$0.24	$6.38	30%	20%

Diluted weighted average shares	251	251	251	251	251	(5)%	(5)%

	Year Ended March 31, 2011
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses	Litigation Reserve Adjustments	Adjusted Earnings (Non-GAAP)
Revenues	$112,084	$—	$—	$—	$112,084

Gross profit	$5,970	$16	$—	$—	$5,986
Operating expenses	(4,149)	116	43	213	(3,777)
Other income, net	36	—	(16)	—	20
Interest expense	(222)	—	25	—	(197)

Income from continuing operations before income taxes	1,635	132	52	213	2,032
Income tax expense	(505)	(51)	(16)	(64)	(636)

Income from continuing operations	$1,130	$81	$36	$149	$1,396

Diluted earnings per common share from continuing operations (2)	$4.29	$0.31	$0.14	$0.57	$5.31

Diluted weighted average shares	263	263	263	263	263

(1)	Litigation reserve adjustments includes a $31 million credit to income tax expense as a result of a reversal of an income tax reserve.
(2)	Certain computations may reflect rounding adjustments.

Schedule 3A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Quarter Ended March 31, 2012			Quarter Ended March 31, 2011			Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non- GAAP)

REVENUES
Distribution Solutions
Direct distribution & services	$22,039	$—	$22,039	$20,460	$—	$20,460	8%	8%
Sales to customers’ warehouses	5,455	—	5,455	4,498	—	4,498	21	21

Total U.S. pharmaceutical distribution & services	27,494	—	27,494	24,958	—	24,958	10	10
Canada pharmaceutical distribution & services	2,564	—	2,564	2,299	—	2,299	12	12
Medical-Surgical distribution & services	781	—	781	720	—	720	8	8

Total Distribution Solutions	30,839	—	30,839	27,977	—	27,977	10	10

Technology Solutions
Services	678	—	678	656	—	656	3	3
Software & software systems	147	—	147	181	—	181	(19)	(19)
Hardware	35	—	35	39	—	39	(10)	(10)

Total Technology Solutions	860	—	860	876	—	876	(2)	(2)

Revenues	$31,699	$—	$31,699	$28,853	$—	$28,853	10	10

GROSS PROFIT
Distribution Solutions	$1,467	$—	$1,467	$1,326	$—	$1,326	11	11
Technology Solutions (1)	378	4	382	425	4	429	(11)	(11)

Gross profit	$1,845	$4	$1,849	$1,751	$4	$1,755	5	5

OPERATING EXPENSES
Distribution Solutions	$(718)	$35	$(683)	$(710)	$49	$(661)	1	3
Technology Solutions (1)	(294)	15	(279)	(310)	12	(298)	(5)	(6)
Corporate	(126)	(1)	(127)	(108)	2	(106)	17	20

Operating expenses	$(1,138)	$49	$(1,089)	$(1,128)	$63	$(1,065)	1	2

OTHER INCOME (EXPENSE), NET
Distribution Solutions	$8	$—	$8	$(4)	$—	$(4)	(300)	(300)
Technology Solutions	3	—	3	2	—	2	50	50
Corporate	(2)	—	(2)	19	(16)	3	(111)	(167)

Other income (expense), net	$9	$—	$9	$17	$(16)	$1	(47)	800

OPERATING PROFIT
Distribution Solutions	$757	$35	$792	$612	$49	$661	24	20
Technology Solutions (1)	87	19	106	117	16	133	(26)	(20)

Operating profit	844	54	898	729	65	794	16	13
Corporate	(128)	(1)	(129)	(89)	(14)	(103)	44	25

Income from continuing operations before interest expense and income taxes	$716	$53	$769	$640	$51	$691	12	11

STATISTICS
Operating profit as a % of revenues
Distribution Solutions	2.45%		2.57%	2.19%		2.36%	26 bp	21 bp
Technology Solutions (1)	10.12		12.33	13.36		15.18	(324)	(285)

(1)	For the fourth quarter of fiscal year 2012, segment results, as reported under US GAAP and Adjusted Earnings, include a charge of $9 million for a product alignment plan, of which $5 million and $4 million were included in cost of sales and operating expenses.

Schedule 3B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Year Ended March 31, 2012			Year Ended March 31, 2011			Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non- GAAP)

REVENUES
Distribution Solutions
Direct distribution & services	$85,523	$—	$85,523	$77,554	$—	$77,554	10%	10%
Sales to customers’ warehouses	20,453	—	20,453	18,631	—	18,631	10	10

Total U.S. pharmaceutical distribution & services	105,976	—	105,976	96,185	—	96,185	10	10
Canada pharmaceutical distribution & services	10,303	—	10,303	9,784	—	9,784	5	5
Medical-Surgical distribution & services	3,145	—	3,145	2,920	—	2,920	8	8

Total Distribution Solutions	119,424	—	119,424	108,889	—	108,889	10	10

Technology Solutions
Services	2,594	—	2,594	2,483	—	2,483	4	4
Software & software systems	596	—	596	590	—	590	1	1
Hardware	120	—	120	122	—	122	(2)	(2)

Total Technology Solutions	3,310	—	3,310	3,195	—	3,195	4	4

Revenues	$122,734	$—	$122,734	$112,084	$—	$112,084	10	10

GROSS PROFIT
Distribution Solutions (2)	$5,057	$1	$5,058	$4,565	$—	$4,565	11	11
Technology Solutions (1) (3)	1,510	19	1,529	1,405	16	1,421	7	8

Gross profit	$6,567	$20	$6,587	$5,970	$16	$5,986	10	10

OPERATING EXPENSES
Distribution Solutions	$(2,854)	$293	$(2,561)	$(2,673)	$324	$(2,349)	7	9
Technology Solutions (1)	(1,151)	57	(1,094)	(1,108)	46	(1,062)	4	3
Corporate	(413)	1	(412)	(368)	2	(366)	12	13

Operating expenses	$(4,418)	$351	$(4,067)	$(4,149)	$372	$(3,777)	6	8

OTHER INCOME, NET
Distribution Solutions	$16	$—	$16	$5	$—	$5	220	220
Technology Solutions	5	—	5	4	—	4	25	25
Corporate	—	—	—	27	(16)	11	(100)	(100)

Other income, net	$21	$—	$21	$36	$(16)	$20	(42)	5

OPERATING PROFIT
Distribution Solutions (2)	$2,219	$294	$2,513	$1,897	$324	$2,221	17	13
Technology Solutions (1) (3)	364	76	440	301	62	363	21	21

Operating profit	2,583	370	2,953	2,198	386	2,584	18	14
Corporate	(413)	1	(412)	(341)	(14)	(355)	21	16

Income from continuing operations before interest expense and income taxes	$2,170	$371	$2,541	$1,857	$372	$2,229	17	14

STATISTICS
Operating profit as a % of revenues
Distribution Solutions (2)	1.86%		2.10%	1.74%		2.04%	12 bp	6 bp
Technology Solutions (1) (3)	11.00		13.29	9.42		11.36	158	193

Results under US GAAP and Adjusted Earnings, include the following:

(1)	For fiscal year 2012, results include a charge of $51 million for a product alignment plan, of which $31 million and $20 million were included in cost of sales and operating expenses.

(2)	Results for fiscal year 2011 include a credit of $51 million representing our share of a settlement of an antitrust class action lawsuit brought against a drug manufacturer.

(3)	Results for fiscal year 2011 include a $72 million asset impairment charge for capitalized software held for sale.

Schedule 4A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Quarter Ended March 31, 2012				Quarter Ended March 31, 2011
	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total

As Reported (GAAP):
Revenues	$30,839	$860	$—	$31,699	$27,977	$876	$—	$28,853

Gross profit	$1,467	$378	$—	$1,845	$1,326	$425	$—	$1,751
Operating expenses	(718)	(294)	(126)	(1,138)	(710)	(310)	(108)	(1,128)
Other income (expense), net	8	3	(2)	9	(4)	2	19	17

Income from continuing operations before interest expense and income taxes	757	87	(128)	716	612	117	(89)	640
Interest expense	—	—	(59)	(59)	(1)	—	(81)	(82)

Income from continuing operations before income taxes	$757	$87	$(187)	$657	$611	$117	$(170)	$558

Pre-Tax Adjustments:
Gross profit	$—	$4	$—	$4	$—	$4	$—	$4
Operating expenses	27	13	—	40	32	12	—	44

Amortization of acquisition-related intangibles	27	17	—	44	32	16	—	48

Operating expenses	4	2	(1)	5	17	—	2	19
Other income, net	—	—	—	—	—	—	(16)	(16)
Interest expense	—	—	—	—	—	—	15	15

Acquisition-related expenses	4	2	(1)	5	17	—	1	18

Operating expenses-Litigation reserve adjustments	4	—	—	4	—	—	—	—

Total pre-tax adjustments	$35	$19	$(1)	$53	$49	$16	$1	$66

Adjusted Earnings (Non-GAAP):
Revenues	$30,839	$860	$—	$31,699	$27,977	$876	$—	$28,853

Gross profit	$1,467	$382	$—	$1,849	$1,326	$429	$—	$1,755
Operating expenses	(683)	(279)	(127)	(1,089)	(661)	(298)	(106)	(1,065)
Other income (expense), net	8	3	(2)	9	(4)	2	3	1

Income from continuing operations before interest expense and income taxes	792	106	(129)	769	661	133	(103)	691
Interest expense	—	—	(59)	(59)	(1)	—	(66)	(67)

Income from continuing operations before income taxes	$792	$106	$(188)	$710	$660	$133	$(169)	$624

Schedule 4B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)—BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Year Ended March 31, 2012				Year Ended March 31, 2011
	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total

As Reported (GAAP):
Revenues	$119,424	$3,310	$—	$122,734	$108,889	$3,195	$—	$112,084

Gross profit	$5,057	$1,510	$—	$6,567	$4,565	$1,405	$—	$5,970
Operating expenses	(2,854)	(1,151)	(413)	(4,418)	(2,673)	(1,108)	(368)	(4,149)
Other income, net	16	5	—	21	5	4	27	36

Income from continuing operations before interest expense and income taxes	2,219	364	(413)	2,170	1,897	301	(341)	1,857
Interest expense	—	—	(251)	(251)	(1)	—	(221)	(222)

Income from continuing operations before income taxes	$2,219	$364	$(664)	$1,919	$1,896	$301	$(562)	$1,635

Pre-Tax Adjustments:
Gross profit	$1	$19	$—	$20	$—	$16	$—	$16
Operating expenses	120	51	—	171	70	46	—	116

Amortization of acquisition-related intangibles	121	70	—	191	70	62	—	132

Operating expenses	24	6	1	31	41	—	2	43
Other income (expense), net	—	—	—	—	—	—	(16)	(16)
Interest expense	—	—	—	—	—	—	25	25

Acquisition-related expenses	24	6	1	31	41	—	11	52

Operating expenses - Litigation reserve adjustments	149	—	—	149	213	—	—	213

Total pre-tax adjustments	$294	$76	$1	$371	$324	$62	$11	$397

Adjusted Earnings (Non-GAAP):
Revenues	$119,424	$3,310	$—	$122,734	$108,889	$3,195	$—	$112,084

Gross profit	$5,058	$1,529	$—	$6,587	$4,565	$1,421	$—	$5,986
Operating expenses	(2,561)	(1,094)	(412)	(4,067)	(2,349)	(1,062)	(366)	(3,777)
Other income, net	16	5	—	21	5	4	11	20

Income from continuing operations before interest expense and income taxes	2,513	440	(412)	2,541	2,221	363	(355)	2,229
Interest expense	—	—	(251)	(251)	(1)	—	(196)	(197)

Income from continuing operations before income taxes	$2,513	$440	$(663)	$2,290	$2,220	$363	$(551)	$2,032

Schedule 5

McKESSON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions)

	March 31, 2012	March 31, 2011
ASSETS
Current Assets
Cash and cash equivalents	$3,149	$3,612
Receivables, net	9,977	9,187
Inventories, net	10,073	9,225
Prepaid expenses and other	404	333

Total Current Assets	23,603	22,357

Property, Plant and Equipment, Net	1,043	991
Goodwill	5,032	4,364
Intangible Assets, Net	1,750	1,456
Other Assets	1,665	1,718

Total Assets	$33,093	$30,886

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Drafts and accounts payable	$16,114	$14,090
Short-term borrowings	400	—
Deferred revenue	1,423	1,321
Deferred tax liabilities	1,092	1,037
Current portion of long-term debt	508	417
Other accrued liabilities	2,149	1,861

Total Current Liabilities	21,686	18,726

Long-Term Debt	3,072	3,587
Other Noncurrent Liabilities	1,504	1,353
Stockholders’ Equity	6,831	7,220

Total Liabilities and Stockholders’ Equity	$33,093	$30,886

Schedule 6

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in millions)

	Year Ended March 31,
	2012	2011
OPERATING ACTIVITIES
Net income	$1,403	$1,202
Discontinued operation – gain on sale, net of tax	—	(72)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	551	496
Asset impairment charge -capitalized software held for sale	—	72
Deferred taxes	242	184
Share-based compensation expense	154	137
Other non-cash items	96	30
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(770)	(673)
Inventories	(878)	367
Drafts and accounts payable	2,027	533
Litigation charges	149	213
Litigation settlement payments	(26)	(26)
Deferred tax benefit on litigation charges	(78)	(56)
Other	80	(69)

Net cash provided by operating activities	2,950	2,338

INVESTING ACTIVITIES
Property acquisitions	(225)	(233)
Capitalized software expenditures	(178)	(155)
Acquisitions, less cash and cash equivalents acquired	(1,156)	(292)
Proceeds from sale of business	—	109
Other	57	(53)

Net cash used in investing activities	(1,502)	(624)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	400	1,000
Repayments of short-term borrowings	—	(1,000)
Proceeds from long-term borrowings	—	1,689
Repayments of long-term debt	(430)	(1,730)
Common stock repurchases, including shares surrendered for tax withholding	(1,874)	(2,050)
Common stock Issuances	167	367
Dividends paid	(195)	(171)
Other	27	54

Net cash used in financing activities	(1,905)	(1,841)

Effect of exchange rate changes on cash and cash equivalents	(6)	8

Net decrease in cash and cash equivalents	(463)	(119)
Cash and cash equivalents at beginning of period	3,612	3,731

Cash and cash equivalents at end of period	$3,149	$3,612